EXHIBIT 24.0


        [LUCAS, HORSFALL, MURPHY & PINDROH, LLP LETTERHEAD]



  Accelacorp 1, Inc.
  5777 West Century Boulevard, Suite 1540
  Los Angeles, California 90045

  RE:  ACCELACORP 1, INC.

  Dear Sir or Madam:

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 28, 2001, relating to the financial statements of Accelacorp 1, Inc. which are contained in this Prospectus.

  We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.


  LUCAS, HORSFALL, MURPHY & PINDROH, LLP

  Pasadena, California
  June 25, 2001